Exhibit 10.t
DEFERRED STOCK AWARD AGREEMENT

THIS DEFERRED STOCK AWARD AGREEMENT (“Agreement”), dated ______ __, ___, is between Polaris Industries, Inc. a Minnesota corporation (the “Company”) and ______, a director of the Company (the “Director”).

The Company maintains the Polaris Industries Inc. 2007 Omnibus Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement. The Board of Directors has determined to grant the Award set forth in this Agreement to the Director pursuant to Article 10 of the Plan. Capitalized terms used in this Agreement shall, unless defined elsewhere in this Agreement, have the respective meanings given to such terms in the Plan.
1.   Deferred Stock Award.
     In consideration of the Director’s services to the Company and for other good and valuable consideration, the Company shall, on the date set forth in Paragraph 4, issue to the Director ______ shares (the “Shares”) of the Company’s Common Stock, par value $.01 per share ( “Common Stock”). The number of Shares issuable to the Director pursuant to this Agreement shall be adjusted as set forth in Section 4.4 of the Plan and as set forth in Paragraph 3 below.
2.   Vesting.
     The Award is 100% fully and immediately vested on the date of this Agreement.
3.   Dividend Equivalents.
     In the event of any dividend paid with respect to outstanding shares of the Company’s Common Stock on or after May 1, 2007 and prior to the date on which the Shares are issued, the number of shares issuable to the Director pursuant to Paragraph 1 shall be increased by:
(i)	in the case of a dividend payable in Common Stock, the number of shares of Common Stock that would be issued with respect to the Shares had the Shares been outstanding shares of Common Stock on the date as of which such dividend is declared, and
(ii)	in the case of a dividend payable in cash, a number of shares of Common Stock having a Fair Market Value equal to the dividend that would be paid with respect to the Shares had the Shares been outstanding shares of Common Stock on the date as of which such dividend is declared.

Any increase in the number of Shares issuable pursuant to this Paragraph 3 with respect to any dividend shall be included in the number of Shares issuable pursuant to Paragraph 1 for purposes of any dividend paid subsequent to such dividend. Pursuant to Section 20.12 of the Plan, no fractional Share shall be issuable to the Director under this Paragraph 3.
4.   Payment of Shares.
     Subject to compliance with the terms of this Agreement and the Plan, the Shares shall be issued, by the delivery of certificates representing such Shares, as soon as practicable following the earlier to occur of (i) the Director’s separation from service with the Company (within the meaning of Section 409A of the Code) and (ii) a transaction or event that is a “Change of Control” within the meaning of both (A) Section 2.7 of the Plan (determined without regard to whether any designation is made by the Incumbent Directors under Section 2.7(b)), and (B) Section 409A of the Code. In no event shall the Shares be issued later than the later of December 31 of the calendar year in which the event giving rise to the issuance of the Shares occurs or the 15th day of the third calendar month following the event giving rise to the issuance of the Shares occurs.
5.   Other Provisions.
     (a)   Restrictions.  Upon issuance in accordance with the terms of this Agreement, the Shares shall be subject to such restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange and any applicable state or foreign securities laws, and the Committee may cause a legend or legends to be endorsed on any stock certificates for such shares making appropriate references to such legal restrictions.
     (b)   Offset.  By accepting this Agreement, the Director consents to a deduction from any amounts the Company or any of its Subsidiaries owes the Director from time to time (including amounts owed the Director as fees for service as a director), to the extent of the Fair Market Value of the Shares issuable to the Director pursuant to Paragraph 1 above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount payable by the Director, calculated as set forth above, the Director agrees to pay immediately the unpaid balance to the Company.
     (c)   Transferability.  The Award set forth in this Agreement shall not be transferable other than by will or the laws of descent and distribution. Such Award shall not be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer of such Award in violation of this Paragraph 5(c) or Section 11.1 of the Plan shall be null and void.

     (d)   Conflict with Plan.  The Award and this Agreement shall be subject to the provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control over this Agreement.
     (e)   Shares to Be Reserved.  The Company shall at all times prior to the issuance of the Shares reserve and keep available such number of shares of Common Stock as will be sufficient to issue the Shares on the date specified herein. Notwithstanding the foregoing, the Company’s obligations under this Agreement shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made and the Director shall have no greater rights than an unsecured general creditor of the Company. Except as otherwise specifically provided in this Agreement, the Director shall have no rights as a shareholder of the Company by virtue of any Shares issuable pursuant to the Award unless and until the Shares subject to the Award are issued to the Director.
     (f)   Headings.  Headings in this Agreement are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     (g)   Construction.  This Agreement shall be administered, interpreted, and enforced under the internal laws of the State of Minnesota without regard to conflicts of laws thereof.
     (h)   Severability.  In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement and this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
     (i)   Conformity to Securities Laws.  The Director acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     (j)   Withholding of Taxes.  The Company shall have the right to (i) make deductions from the number of Shares otherwise issuable to the Director under this Agreement in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law provided; that, such amount shall not exceed the applicable minimum statutory withholding requirements, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

     (k)   Electronic Delivery and Electronic Signature.  The Director hereby consents and agrees to electronic delivery of this Agreement, the Plan, proxy materials, annual reports, and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of such documents (including documents relating to any programs adopted under the Plan), the Director hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Director consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.
     (l)   Amendments.  This Agreement and the Plan may be amended without the consent of the Director provided that such amendment would not impair any rights of the Director under this Agreement. No amendment of this Agreement shall, without the consent of the Director, impair any rights of the Director under this Agreement.
     IN WITNESS WHEREOF, the Director and the Company have executed this Agreement on the dates set forth below.

DIRECTOR	POLARIS INDUSTRIES INC.

By:

Date:	Title:

Date:

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